     As filed with the Securities and Exchange Commission on May 13, 2002
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              56-0950585
      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)

                              4100 COCA-COLA PLAZA
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 557-4400
           (Address of principal executive offices including zip code)

       J. FRANK HARRISON, JR. STOCK OPTION AGREEMENT DATED MARCH 8, 1989
       J. FRANK HARRISON, III STOCK OPTION AGREEMENT DATED AUGUST 9, 1989
                              (Full title of plans)

                                 DAVID V. SINGER
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       COCA-COLA BOTTLING CO. CONSOLIDATED
                              4100 COCA-COLA PLAZA
                         CHARLOTTE, NORTH CAROLINA 28211
                     (Name and address of agent for service)

                                 (704) 557-4400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                  SEAN M. JONES
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                        BANK OF AMERICA CORPORATE CENTER
                             100 NORTH TRYON STREET
                                   SUITE 4200
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 331-7400
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of securities         Amount to be     Proposed maximum offering    Proposed maximum aggregate        Amount of
    to be registered          registered (1)         price per share             offering price             registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.00 per share       250,000                 (2)                        $7,162,500(2)                $659
====================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the $27.00 per share exercise price with respect to the options to purchase

100,000 shares of Common Stock granted to J. Frank Harrison, Jr. and the $29.75 per share exercise price with respect to the options to purchase 150,000 shares of Common Stock granted to J. Frank Harrison, III.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the Note to Part I of Form S-8, the information required by such Part I is not required to be filed with the Securities and Exchange Commission and is not included herein.

         The following Reoffer Prospectus filed as part of this Registration Statement on Form S-8 has been prepared in accordance with the requirements of
Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales by the selling stockholders of shares of Common Stock of Coca-Cola Bottling Co. Consolidated ("CCBCC") originally issued under Stock Option Agreements between CCBCC and the selling stockholders.

                         -------------------------------

                               REOFFER PROSPECTUS

                         -------------------------------

                       COCA-COLA BOTTLING CO. CONSOLIDATED

               250,000 shares of Common Stock Issuable Pursuant to
        J. Frank Harrison, Jr. Stock Option Agreement dated March 8, 1989
                                       and
       J. Frank Harrison, III Stock Option Agreement dated August 9, 1989

          -----------------------------------------------------------

This Prospectus is being used in connection with the offering from time to time by J. Frank Harrison, Jr. and J. Frank Harrison, III with respect to shares of our Common Stock to be acquired by them pursuant to Stock Option Agreements. We will not receive any of the proceeds from those sales.

The shares of our Common Stock may be sold from time to time to purchasers directly by Mr. Harrison, Jr., Mr. Harrison, III or by their respective donees, pledgees, transferees or other successors in interest. Any such selling stockholder may sell shares of our Common Stock in one or more transactions on the NASDAQ National Market, in separately negotiated transactions or otherwise.

Some or all of these shares may be sold through broker-dealers acting on behalf of either selling stockholder or to dealers for resale by those dealers. In connection with those sales, those brokers or dealers may receive compensation in the form of discounts, concessions or commissions from a selling stockholder and/or the purchasers of those shares for whom they may act as broker or agent.

We will pay all registration expenses in connection with this offering, but the selling stockholders will pay all brokerage commissions and other expenses. The selling stockholders and any participating dealer or broker may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any profit on the sale of our Common Stock and any discounts or commissions may be deemed to be underwriting discounts and commissions under the Securities Act.

Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. Mr. Harrison, Jr. and Mr. Harrison, III have entered into Rule 10b5-1 Sales Plans with Salomon Smith Barney Inc pursuant to which Mr. Harrison, Jr. and Mr. Harrison, III may sell shares of our Common Stock issuable pursuant to their Stock Option Agreements. Mr. Harrison, Jr.'s sale of up to 100,000 shares pursuant to his Rule 10b5-1 Sales Plan may take place from time to time through March 7, 2004 and Mr. Harrison, III's sale of up to 150,000 shares pursuant to his Rule 10b5-1 Sales Plan may take place from time to time through August 8, 2004. Such sales may be made either in reliance upon Rule 144 under the Securities Act or pursuant to this Prospectus.

Our Common Stock is traded on the NASDAQ National Market under the symbol "COKE". On May 10, 2002, the closing price of a share of our Common Stock as reported by NASDAQ was $44.24.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is May 13, 2002.

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
WHERE YOU CAN FIND MORE INFORMATION ........................................    2
COCA-COLA BOTTLING CO. CONSOLIDATED ........................................    3
USE OF PROCEEDS ............................................................    3
SELLING STOCKHOLDERS .......................................................    3
PLAN OF DISTRIBUTION .......................................................    4
EXPERTS ....................................................................    6
LEGAL MATTERS ..............................................................    6


                       WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the Securities and Exchange Commission (the "SEC") concerning our business and operations. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at: http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act. This Prospectus, which is filed with the SEC with the registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to us and our Common Stock, you should consult the registration statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or any amendment to the registration statement, are available for inspection and copying as described above.

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us, including our predecessors, with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

         (c)      Our Current Reports on Form 8-K dated January 14, and May 3,
                  2002.

         (d) The description of our Common Stock, par value $1.00 per share, contained in our registration statement on Form 8-A filed with the SEC on January 29, 1973, as updated from time to time by our subsequent filings with the SEC.

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this Prospectus by writing or calling us at:

                       Coca-Cola Bottling Co. Consolidated
                                 P.O. Box 31487
                               Charlotte, NC 28231
                                 (704) 557-4400
                           Attention: David V. Singer

                       COCA-COLA BOTTLING CO. CONSOLIDATED

We produce, market and distribute carbonated and noncarbonated beverages, primarily products of The Coca-Cola Company, Atlanta, Georgia. Our company was incorporated as a Delaware corporation in 1980, and our predecessors have been in the soft drink manufacturing and distribution business since 1902. Our business has grown significantly since 1984.

Our principal executive offices are located at 4100 Coca-Cola Plaza, Charlotte, NC 28211, and our telephone number is (704) 557-4400.

                                 USE OF PROCEEDS

We will not receive any proceeds from any sales by any selling stockholder of shares of the Common Stock covered by this Prospectus. All proceeds will be received by the selling stockholders.

                              SELLING STOCKHOLDERS

This Prospectus relates to up to 250,000 shares of our Common Stock that J. Frank Harrison, Jr. and J. Frank Harrison, III currently have the right to acquire from us pursuant to Stock Option Agreements dated March 8, 1989 and August 9, 1989, respectively. Mr. Harrison, Jr. currently has the right to purchase 100,000 shares of our Common Stock, and Mr. Harrison, III currently has the right to purchase 150,000 shares of Common Stock pursuant to such agreements. Neither selling stockholder has exercised any options under such Stock Option Agreements prior to the date hereof. This Prospectus may also be used by the donees, pledgees, transferees or other successors in interest of Mr. Harrison, Jr., and Mr. Harrison, III. The following table sets forth the number of shares of our Common Stock currently owned by the selling stockholders and the number of shares of our Common Stock that the selling stockholders will own after they sell all of the shares issuable to them under their respective Stock Option Agreements:

                                                                                  Shares of Common Stock
                                        Shares of                                   Beneficially Owned
                                      Common Stock               Number of       After All Shares Are Sold
                                   Beneficially Owned           Shares That        Under this Prospectus
                               ----------------------------        May Be        -------------------------
                                                                  Offered
                                                  Percent       Pursuant to                      Percent
           Name                    Number           (1)       This Prospectus      Number          (1)
---------------------------    --------------   -----------  -----------------   -----------     ---------
J. Frank Harrison, Jr.          4,850,324(2)       53.8%         250,000(3)      4,600,324        52.4%
J. Frank Harrison, III
Reid M. Henson, J.
Frank Harrison Family LLC
and three Harrison Family
Limited Partnerships, as a
group

----------

   (1) Percentage is based on 6,392,477 shares of our Common Stock outstanding as of May 10, 2002 and is calculated in accordance with Rule 13d-3(d) under the Exchange Act.

   (2) Consists of (a) 235,786 shares held by a trust for the benefit of certain relatives of Mr. Harrison, Jr. as to which he has sole voting power and no investment power; (b) 1,984,495 shares held by The Coca-Cola Company subject to the terms of a Voting Agreement and Irrevocable Proxy as to which Mr. Harrison, III has been granted an irrevocable proxy for life concerning shares of our Common Stock and our Class B Common Stock owned by The Coca-Cola Company; (c) 793 shares held by Mr. Harrison, III as custodian for certain of his children as to which Mr. Harrison, III has sole voting and investment power; (d) 2,379,250 shares of Class B Common Stock beneficially owned by such persons as described below that are convertible into shares of our Common Stock; (e) 100,000 shares of our Common Stock that Mr. Harrison, Jr. presently has the right to acquire upon the exercise of his Stock Option Agreement (which shares are being registered pursuant to this Prospectus); and (f) 150,000 shares of our Common Stock that Mr. Harrison, III presently has the right to acquire upon the exercise of his Stock Option Agreement (which shares are being registered pursuant to this Prospectus). The 2,379,250 shares of our Class B Common Stock set forth in subsection (d) above consists of (i) a total of 1,605,534 shares held by the JFH Family Limited Partnership -- FH1, JFH Family Limited Partnership -- SW1 and JFH Family Limited Partnership -- DH1 (collectively, the "Harrison Family Limited Partnerships"), as to which Mr. Harrison, Jr., in his capacity as the manager of J. Frank Harrison Family, LLC (the general partner of each of the Harrison Family Limited Partnerships), exercises sole voting and investment power;
   (ii) 235,786 shares held by a trust for the benefit of Mr. Harrison, Jr. and certain of his relatives as to which Mr. Harrison, III and Reid M. Henson share investment power as co-trustees and as to which Mr. Harrison, Jr. possesses sole voting power; (iii) 260 shares held by Mr. Harrison, III as custodian for certain of his children as to which Mr. Harrison, III possesses sole voting and investment power; (iv) 497,670 shares held by The Coca-Cola Company subject to the terms of the Voting Agreement and Irrevocable Proxy described above; and (e) 40,000 shares of Class B Common Stock held by Mr. Harrison, III.

   (3) Mr. Harrison, Jr. may offer up to 100,000 shares of our Common Stock pursuant to this Prospectus, and Mr. Harrison, III may offer up to 150,000 shares of our Common Stock pursuant to this Prospectus.

       Mr. Harrison, Jr. currently serves as Chairman Emeritus of the Board of Directors and as a Director of CCBCC. Mr. Harrison, Jr. has served as Chairman Emeritus since 1996. We have entered into an agreement with Mr. Harrison, Jr. pursuant to which he agreed to continue to serve as a director and as chairman of the Executive Committee of our Board of Directors. Mr. Harrison, Jr. provides certain other services and receives certain payments and other benefits under his agreement.

       Mr. Harrison, III currently serves as Chairman of the Board of Directors, Chief Executive Officer and a Director of CCBCC. Mr. Harrison, III became Chief Executive Officer of CCBCC in 1994, and became Chairman of CCBCC's Board of Directors in 1996.

       We lease our Snyder Production Center and certain adjacent property from Harrison Limited Partnership One ("HLP") pursuant to a lease that expires in December 2010. HLP's sole general partner is a corporation of which Mr. Harrison, Jr. is the sole stockholder. HLP's sole limited partner is a trust of which Mr. Harrison, III and Reid M. Henson are co-trustees and Mr. Harrison, Jr. and his descendants are beneficiaries. In addition, we lease our corporate headquarters and an adjacent office building from Beacon Investment Corporation, of which Mr. Harrison, III is the sole stockholder. We purchase certain computerized data management products and services from Data Ventures LLC, of which the Company holds a 31.25% equity interest and Mr. Harrison, III owns a 32.5% equity interest.

                              PLAN OF DISTRIBUTION

       We are registering the shares of our Common Stock covered by this Prospectus for the selling stockholders. As used in this Prospectus, the term "selling stockholder" includes the donees, transferees, successors-in-interest or others who may later hold such selling stockholders' interests in the shares of our Common Stock covered hereby and are entitled to resell shares using this Prospectus.

         The selling stockholders may sell the shares of our Common Stock being offered hereby in one or more of the following ways at various times (which may include block transactions or crosses):

         . to underwriters for resale to the public or to institutional investors;

         .  directly to the public or institutional investors; or

         . through brokers, dealers or agents to the public or to institutional investors.

         The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares of our Common Stock on the Nasdaq National Market (or any other exchange or automated quotation system on which our Common Stock may be listed in the future), in negotiated transactions or otherwise. Such sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the shares of our Common Stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of shares of our Common Stock by some of the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of put or call options, or a combination of any such derivative securities.

         In addition, the selling stockholders may sell some or all of the shares of our Common Stock covered by this Prospectus through:

         . block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

         . purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

         . ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

         .  privately negotiated transactions.

         When selling shares of our Common Stock, at any time when the selling stockholders are not selling pursuant to Rule 10b5-1 arrangements, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. For example, the selling stockholders may:

         . enter into transactions involving short sales of our Common Stock by broker-dealers or other financial institutions;

         . sell shares of our Common Stock short and redeliver such shares to close out their short positions;

         . enter into options or other types of transactions that require the selling stockholders to deliver shares of our Common Stock to a broker-dealer or other financial institution, who will then resell or transfer shares of our Common Stock under this Prospectus; or

         . loan or pledge shares of our Common Stock to a broker-dealer or other financial institution, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         Broker-dealers engaged in connection with the sale of shares of our Common Stock covered hereby may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers or agents involved in the sale or resale of shares of our Common Stock may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act of 1933. In addition, the commissions, discounts or concessions paid to any such broker-dealers or agents may qualify as underwriters' compensation under the Securities Act of 1933.

         We will not receive any of the proceeds from the sales of the shares of our Common Stock by the selling stockholders. We will pay the costs of registering the shares of our Common Stock under the Securities Act, including the registration fee under the Securities Act, reasonable fees and disbursements of our counsel, accounting fees and printing fees. The selling stockholders will bear all other expenses in connection with this offering, including brokerage commissions.

         The selling stockholders also may resell all or a portion of the shares of our Common Stock in open market transactions in reliance upon Rule 144 of the Securities Act rather than pursuant to this Prospectus, provided that they meet the criteria and conform to the requirements of such rule.

         We have been advised that Mr. Harrison, Jr. and Mr. Harrison, III have entered into Rule 10b5-1 Sales Plans with Salomon Smith Barney Inc. pursuant to which Mr. Harrison, Jr. and Mr. Harrison, III may sell shares of our Common Stock issuable pursuant to their respective Stock Option Agreements. Mr. Harrison, Jr.'s sale of up to 100,000 shares pursuant to his Rule 10b5-1 Sales Plan may take place from time to time through March 7, 2004 and Mr. Harrison, III's sale of up to 150,000 shares pursuant to his Rule 10b5-1 Sales Plan may take place from time to time through August 8, 2004. Sales of our Common Stock pursuant to the Rule 10b5-1 Sales Plans may be made either in reliance upon Rule 144 of the Securities Act or pursuant to this Prospectus.

                                     EXPERTS

         The consolidated financial statements and schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the Common Stock offered by this Reoffer Prospectus has been passed upon for us by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the SEC (including our predecessors) are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         (b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

         (c)      Our Current Reports on Form 8-K dated January 14, and May 3,
                  2002.

         (d) The description of our Common Stock, par value $1.00 per share, contained in our registration statement on Form 8-A filed with the SEC on January 29, 1973, as updated from time to time by our subsequent filings with the SEC.

         All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         CCBCC is a Delaware corporation. CCBCC's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted under Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), the personal liability of CCBCC's directors. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         CCBCC's Restated Certificate of Incorporation further provides for indemnification of all persons that it may indemnify pursuant to Section 145 of the DGCL. Section 145(a) of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer has no reasonable cause to believe his conduct was unlawful.

         Section 145(b) empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145 further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person, in connection therewith; and (ii) indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

     Exhibit
     Number             Description
----------------       -----------------------

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to

                    Exhibit 3.1 to the Registrant's Registration Statement (No. 33-54657) on Form S-3 as filed on July 20, 1994).

      4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

      4.3           Stock Option Agreement by and between the Registrant and
                    J. Frank Harrison, Jr., dated as of March 8, 1989 (incorporated by reference to Exhibit 10.86 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)

      4.4           Stock Option Agreement by and between the Registrant and
                    J. Frank Harrison, III, dated as of August 9, 1989 (incorporated by reference to Exhibit 10.87 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995).

     *5.1           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

    *23.1           Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                    (included in Exhibit 5)

    *23.2           Consent of PricewaterhouseCoopers LLP

      *24           Power of Attorney (included on signature page)

___________________

 *Filed herewith

         ITEM 9. UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such this registration statement;

                      provided, however, that paragraphs (a)(1)(i) and (a)(1)
                      (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on May 13, 2002.

                                         COCA-COLA BOTTLING CO. CONSOLIDATED

                                         By:  /s/ David V. Singer
                                            ------------------------------------
                                             Name:  David V. Singer
                                             Title: Executive Vice President
                                                    and Chief Financial Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes David
V. Singer such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature                        Title                                       Date
                                 Chairman of the Board of Directors,         May 13, 2002
 /s/ J. Frank Harrison, III      Chief Executive Officer and Director
-----------------------------
J. Frank Harrison, III

                                 Chairman Emeritus of the Board of           May 13, 2002
 /s/ J. Frank Harrison, Jr       Directors and Director
-----------------------------
J. Frank Harrison, Jr.

 /s/ H. W. McKay Belk            Director                                    May 13, 2002
-----------------------------
H. W. McKay Belk

 /s/ Sharon A. Decker            Director                                    May 13, 2002
-----------------------------
Sharon A. Decker
                                 President, Chief Operating Officer          May 13, 2002
 /s/ William B. Elmore           Director
-----------------------------
William B. Elmore

 /s/ Reid M. Henson              Director                                    May 13, 2002
-----------------------------
Reid M. Henson

 /s/ Ned R. McWherter            Director                                    May 13, 2002
-----------------------------
Ned R. McWherter

                                 Vice Chairman of the Board of Directors     May 13, 2002
 /s/ James L. Moore, Jr          and Director
-----------------------------
James L. Moore, Jr.

 /s/ John W. Murrey, III         Director                                    May 13, 2002
-----------------------------
John W. Murrey, III

 /s/ Carl Ware                   Director                                    May 13, 2002
-----------------------------
Carl Ware

 /s/ Dennis A. Wicker            Director                                    May 13, 2002
-----------------------------
Dennis A. Wicker

                                 Executive Vice President and Chief          May 13, 2002
 /s/ David V. Singer             Financial Officer
-----------------------------
David V. Singer

                                 Vice President, Controller and Chief        May 13, 2002
 /s/ Steven D. Westphal          Accounting Officer
-----------------------------
Steven D. Westphal

                                  EXHIBIT INDEX

   Exhibit
   Number              Description
------------      -----------------------

      4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement (No. 33-54657) on Form S-3 as filed on July 20, 1994).

      4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

      4.3         Stock Option Agreement by and between the Registrant and J.
                  Frank Harrison, Jr., dated as of March 8, 1989 (incorporated by reference to Exhibit 10.86 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1995)

      4.4         Stock Option Agreement by and between the Registrant and J.
                  Frank Harrison, III, dated as of August 9, 1989 (incorporated by reference to Exhibit 10.87 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1,
                  1995).

     *5.1         Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

    *23.1         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (included in Exhibit 5)

    *23.2         Consent of PricewaterhouseCoopers LLP

      *24         Power of Attorney (included on signature page)

______________________

  *Filed herewith